UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 22, 2004

Date of earliest event reported:  September 16, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho 83728-0001
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14A-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

On September 16, 2004, the remarketing of $144,500,000 aggregate principal amount of senior floating rate debentures, due December 16, 2006, of Boise Cascade Corporation was consummated pursuant to a Remarketing Agreement, which is filed as Exhibit 1.1 to this Report on Form 8-K and is incorporated herein by reference.  We issued the debentures to Boise Cascade Trust I, or the Trust, in December 2001 in connection with our issuance and sale to the public of equity security units.  Each equity security unit initially consisted of (a) a contract to purchase, for $50, shares of our common stock on December 16, 2004, and (b) a preferred security of the Trust, with a stated liquidation amount of $50.  The preferred securities represented undivided beneficial ownership interests in the assets of the Trust, which consisted solely of the debentures we issued to the Trust.  On September 16, 2004, in connection with the remarketing of the debentures, we entered into a Fifth Supplemental Indenture relating to the debentures, which is filed as Exhibit 4.1 to this Report on Form 8-K and is incorporated herein by reference.  The terms of the debentures as modified by the Fifth Supplemental Indenture will apply to all $172,500,000 aggregate principal amount of outstanding debentures.

In accordance with the terms of the preferred securities, on September 16, 2004, we dissolved the Trust and distributed the debentures to the holders of the preferred securities in exchange for their preferred securities.

The following description of certain terms of the debentures, as modified by the Fifth Supplemental Indenture, is qualified in its entirety by reference to the Fifth Supplemental Indenture.

We will pay interest on the debentures quarterly on March 16, June 16, September 16 and December 16 of each year.  Interest on the debentures will accrue at a floating rate per annum, determined in advance for each quarter.  The rate for each quarter will be 2.75% over the average of the interbank offered rates for three-month United States dollar deposits in the London market (LIBOR) as published in The Wall Street Journal on the third business day before the prior quarter’s interest payment date.  The 2.75% over LIBOR rate will be decreased (or increased) by 0.25% if at any time Standard and Poor’s Corporation’s and Moody’s Investor Service, Inc.’s rating agencies have both raised (or lowered) their ratings of the debentures.  The first such interest payment on the debentures will be made on December 16, 2004 at a rate of 4.62% per annum (subject to changes for ratings changes).

The Fifth Supplemental Indenture added covenants for the benefit of debenture holders, as described below.

Unless and until (i) the debentures receive an investment grade rating from two or more nationally recognized statistical rating organizations and other conditions are satisfied, or (ii) we close on a tender offer to all holders of debentures to purchase their debentures at a premium (each a fall away event) the indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•                  pay dividends on stock or repurchase our stock;

•                  make investments;

•                  borrow money and issue preferred stock;

•                  create liens;

•                  restrict the ability of our restricted subsidiaries to pay dividends or make other transfers to us;

•                  consolidate or merge with another person or sell all or substantially all of our assets and our restricted subsidiaries’ assets to another person;

•                  engage in certain transactions with affiliates;

•                  enter into sale and leaseback transactions; and

•                  expand into unrelated businesses.

After a fall away event, some of the above limitations will no longer apply.  The indenture will, however, among other things, limit our ability to:

•                  borrow money by restricted subsidiaries;

•                  create liens on principal properties held by us or our restricted subsidiaries;

•                  consolidate or merge with another person or sell all or substantially all of our assets and our restricted subsidiaries’ assets to another person; and

•                  enter into sale and leaseback transactions affecting principal properties held by us or our restricted subsidiaries.

These covenants are subject to important exceptions, as described in the Fifth Supplemental Indenture.

Item 9.01  Financial Statements and Exhibits.

(c)                                Exhibits.

Exhibit Number	Description

1.1	Remarketing Agreement, dated September 10, 2004, between Boise Cascade Corporation and Goldman, Sachs & Co., as remarketing agent.

4.1

Fifth Supplemental Indenture, dated September 16, 2004, among the Company, U.S. Bank Trust National Association (the “Initial Trustee”), and BNY Western Trust Company (the “Series Trustee”), to the Indenture dated as of October 1, 1985, between the Company and the Initial Trustee, as supplemented by the First Supplemental Indenture dated December 20, 1989; the Second Supplemental Indenture dated August 1, 1990; the Third Supplemental Indenture dated December 5, 2001; and the Fourth Supplemental Indenture dated October 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 22, 2004

BOISE CASCADE CORPORATION

		By:	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary

Exhibit Number	Description

1.1	Remarketing Agreement, dated September 10, 2004, between Boise Cascade Corporation and Goldman, Sachs & Co., as remarketing agent.

4.1

Fifth Supplemental Indenture, dated September 16, 2004, among the Company, U.S. Bank Trust National Association (the “Initial Trustee”), and BNY Western Trust Company (the “Series Trustee”), to the Indenture dated as of October 1, 1985, between the Company and the Initial Trustee, as supplemented by the First Supplemental Indenture dated December 20, 1989; the Second Supplemental Indenture dated August 1, 1990; the Third Supplemental Indenture dated December 5, 2001; and the Fourth Supplemental Indenture dated October 21, 2003.